Exhibit 99.1 Spirit Airlines Files Form 12b-25 DANIA BEACH, Fla., Nov. 12, 2024 /PRNewswire/ -- Spirit Airlines, Inc. ("Spirit" or the "Company") (NYSE: SAVE) today announced that it had filed a Form 12b-25 with the Securities and Exchange Commission that is expected to be available on the SEC's EDGAR filing system on Wednesday, November 13, 2024, prior to the opening of the market session. That form will contain the following disclosure: The Company is unable to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the "Q3 2024 Form 10-Q") by the prescribed due date without unreasonable effort or expense. As previously disclosed, the Company has been in active and constructive discussions with holders of its senior secured notes due 2025 and convertible senior notes due 2026 (collectively, the "Noteholders") with respect to restructuring the obligations owed by the Company to the Noteholders, as well as exploring strategic alternatives and other ways to improve liquidity for the Company. The negotiations, with a supermajority of the Noteholders, have remained productive, have advanced materially and are continuing in the near term, but have also diverted significant management time and internal resources from the Company's processes for reviewing and completing its financial statements and related disclosures. If a definitive agreement with such Noteholders is reached and documented, it would be effectuated through a statutory restructuring that is not expected to impair general unsecured creditors, employees, customers, vendors, suppliers, aircraft lessors or holders of secured aircraft indebtedness, but, if effectuated, is expected to lead to the cancellation of the Company's existing equity. If a definitive agreement with the Noteholders is not reached, the Company will consider all alternatives. The Company estimates its third quarter 2024 operating margin and adjusted operating margin will each be approximately 12 percentage points lower than the operating margin and adjusted operating margin reported for the third quarter 2023 due to lower total operating revenues and higher total operating expenses. Total operating revenues are estimated to have decreased approximately $61 million compared to the third quarter 2023 primarily due to lower average yields, including the negative impact from the Company no longer charging for change and cancellation fees. Total operating expenses are estimated to have increased approximately $46 million and adjusted operating expenses are estimated to have increased approximately $52 million compared to the third quarter 2023. Total operating expenses and adjusted operating expenses are estimated to be higher year over year primarily due to an increase in aircraft rent expense, other operating expense, salaries, wages and benefits, and landing fees and other rents expense. These increases were partially offset by a decrease in aircraft fuel expense. About Spirit Airlines Spirit Airlines (NYSE: SAVE) is a leading low-fare carrier committed to delivering the best value in the sky by offering an enhanced travel experience with flexible, affordable options. Spirit serves destinations throughout the United States, Latin America and the Caribbean with its Fit Fleet®, one of the youngest and most fuel-efficient fleets in the U.S. Spirit is committed to inspiring positive change in the communities it serves through the Spirit Charitable Foundation. Discover elevated travel options with exceptional value at spirit.com. Investor inquiries: Spirit Investor Relations investorrelations@spirit.com Media inquiries: Spirit Media Relations Media_Relations@spirit.com Cautionary Statement Regarding Forward Looking Statements This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, the status of the Company's negotiations with the Noteholders and the possibility that the Company may voluntarily initiate a statutory restructuring process and the potential effects of the initiation of such statutory restructuring process on the Company's liquidity, results of operations and business. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the Company's ability to reach an agreement with the Noteholders, results of operations and financial condition, the competitive environment in our industry, our ability to keep costs low and the impact of worldwide economic conditions, including the impact of economic cycles or downturns on customer travel behavior and other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024. Furthermore, such forward- looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.